                                                                   EXHIBIT 10.27

                             EMPLOYMENT AGREEMENT
                             --------------------


     This AGREEMENT is made this 26th day of February, 1997, among IA Holdings Corp., a Delaware corporation ("Holdings"), IAH Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Holdings (the "Company"), and Donald
R. Jensen ("Executive").

                                   RECITALS
                                   --------

     WHEREAS, the Executive has been employed for a number of years as President and Chief Executive Officer of Iron Age Holdings Corporation, a Delaware corporation ("Old Holdings") and Iron Age Corporation, a Delaware corporation and wholly owned subsidiary of Old Holdings ("Iron Age") with increasing responsibilities;

     WHEREAS, on the date hereof the Company will acquire all of the outstanding shares of stock of Old Holdings and immediately thereafter the Company will be merged with and into Old Holdings with Old Holdings being the surviving entity and Old Holdings will then be merged with and into Iron Age with Iron Age being the surviving entity (collectively, the "Acquisition Transactions");

     WHEREAS, upon consummation of the Acquisition Transactions, Iron Age will, by operation of law, assume all of the rights and obligations of the Company hereunder;

     WHEREAS, the Executive, Holdings and the Company desire to enter into a mutually satisfactory employment relationship under the terms and conditions hereinafter provided; and

     WHEREAS, the execution and delivery of this Agreement have been duly authorized by the Board of Directors of each of Holdings and the Company.
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                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, Holdings, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

1.   CERTAIN MATTERS OF CONSTRUCTION AND DEFINITIONS

     1.1 The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

     1.2. The words "party" and "parties" shall refer to Holdings, the Company and the Executive.

     1.3 For purposes hereof, after the date of the Acquisition Transactions the term "Company" shall be deemed to mean Iron Age as successor by merger to IAH Acquisition Corp.

     1.4. For purposes hereof, the term "Subsidiary" shall mean any Person of which Holdings, the Company or any other specified Person shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or shall otherwise control.

     1.5 For purposes hereof, the term "Person" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity other than any governmental authority.

     1.6 Accounting terms used herein and not otherwise defined herein are used herein as defined by generally accepted accounting principles as in effect and applied in the preparation of the financial statements of Holdings.

     1.7 All references in this Agreement to any Appendix shall, unless the context

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

otherwise requires, be deemed to be a reference to an Appendix to this Agreement, all of which are made a part of this Agreement. Any term used in any Appendix to this Agreement which is not defined therein shall have the meaning set forth in this Agreement.

2.   EMPLOYMENT

     2.1  Agreement.  Holdings and the Company hereby agree to employ the
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Executive, and the Executive hereby agrees to serve each of Holdings and the
Company, in each case on the terms and conditions set forth herein.

     2.2  Commencement and Expiration Date.  The employment of the Executive
          --------------------------------
hereunder shall be for the period commencing on the date of this Agreement and expiring on December 31, 2001 (the "Expiration Date"), unless such employment shall have sooner been terminated as hereinafter set forth. In the event of any direct or indirect acquisition by Holdings or the Company or any of their Subsidiaries of any business enterprise for an aggregate purchase price in excess of $50,000,000, whether by merger, consolidation, share exchange, sale or acquisition of stock or assets or similar transaction, the parties hereto agree to renegotiate in good faith the terms of this Agreement.

     As of the date of this Agreement, the Employment Agreement among Old Holdings, Iron Age and the Executive dated May 4, 1994 shall be deemed terminated and of no further force and effect.

3.   POSITION; DUTIES

     3.1  Duties Prior to February 1, 1999.  Unless and until Section 3.2(b) is
          --------------------------------
in effect, the Executive shall serve in accordance with the by-laws of Holdings and the Company in the capacity or capacities of Chairman of the Board of Directors, President and Chief Executive Officer of

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Holdings and the Company and shall be accountable to and shall have such other powers, duties and responsibilities as may from time to time be prescribed by, the Board of Directors of Holdings; provided, however, that the Executive may
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resign as President and Treasurer of the Company not sooner than May 1, 1997 so long as the Executive continues in his capacity as Chairman of the Board of Directors and Chief Executive Officer of the Company.

     The Executive shall perform and discharge, faithfully, diligently and competently, such duties and responsibilities. The Executive shall devote substantially all his working time (reasonable sick leave excepted, subject to Section 8.2) and best efforts to the business and affairs of Holdings and the Company.

     3.2  Duties on and After February 1, 1999.  (a)  Either Holdings and the
          ------------------------------------
Company or the Executive shall have the right to, by written notice to the other party on or before June 30, 1998, amend the Executive's duties under Section 3.1 in accordance with the duties set forth in section 3.2(b). If such notice is given by either party, Section 3.2(b) shall automatically become effective on February 1, 1999, and all the provisions of this Agreement except for Sections
3.1 and 4.1(a) shall continue in full force and effect. If this notice is not given by either party, this Agreement shall continue in full force and effect without regard to Sections 3.2(b) and 4.1(b).

     (b) In the event the notice described in Section 3.2(a) is given by either party, the Executive shall effective February 1, 1999 resign as President and Chief Executive Officer of Holdings and as President (if the Executive still holds such position at that time) and Chief Executive Officer of the Company and shall continue in his position as Chairman of the respective Boards of Directors of Holdings and the Company. On and after February 1, 1999, the Executive shall serve in accordance with the by-laws of Holdings and the Company in the capacity of

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

Chairman of the respective Boards of Directors of the Company and Holdings and shall be accountable to and shall have such powers, duties and responsibilities as are customarily enjoyed by a chairman of a business corporation which has a president and chief executive officer. The Executive shall perform and discharge, faithfully, diligently and competently such duties and responsibilities and shall devote such amount of time as is reasonably necessary and appropriate to carry out such duties and responsibilities.

4.   COMPENSATION

     Subject to the performance by the Executive of his duties and responsibilities to Holdings and the Company:

     4.1  Base Salary.  (a) Unless and until Section 3.2(b) is in effect,
          -----------
Holdings shall, or shall cause the Company to, pay the Executive during each year of his employment hereunder beginning on March 1, 1997, a base Salary (as defined in Section 4.1(b)) at the annual rate of $400,000.

     (b) In the event that Section 3.2(b) is in effect, Holdings shall, or shall cause the Company to, pay the Executive a base Salary at an annual rate of $250,000 for the period of his employment hereunder after February 1, 1999 in lieu of the annual rate of base Salary set forth in Section 4.1(a) (the annual rate of base Salary in effect from time to time under this Section 4 referred to as "Salary").

     (c) Salary will be payable in substantially equal bi-monthly installments. Except as otherwise provided in this Agreement, Salary shall be pro-rated for any period of service less than a full year or less than a full month.

     4.2  Bonuses.  For the fiscal year ending on the last Saturday of January
          -------
1998 and each
fiscal year thereafter, in each case during the term of the Executive's employment hereunder, the Executive shall be entitled to receive, and Holdings shall pay, or cause the Company to pay, to the Executive, in addition to Salary, a bonus payment (the "Bonus") as determined pursuant to the plan adopted and set forth and more particularly described in Appendix A. The Bonus with respect to each fiscal year shall be payable, to the extent earned as described in Appendix A, promptly after Holdings sends audited financial statements for such fiscal year to its stockholders, but in any event not later than the one hundred and twentieth (120th) day following the end of such fiscal year.

     4.3  Expenses.  During the term of his employment hereunder, Holdings shall
          --------
pay, or shall cause the Company to pay, to the Executive prompt reimbursement for all business expenses reasonably incurred by him on behalf of Holdings, the Company or any of their Subsidiaries (in accordance with any policies and procedures established by the Board of Directors of Holdings from time to time for Holdings' senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Holdings' policies and procedures.

     4.4  Fringe Benefits.  During the term of his employment hereunder, the
          ---------------
Executive shall be entitled to participate in or receive, and Holdings shall, or shall cause the Company to provide, the benefits set forth in Appendix B.

     4.5  Vacations.  During the term of his employment hereunder, the Executive
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shall be entitled to receive the number of vacation days in each calendar year determined by the Board of Directors of Holdings from time to time for the Executive (but not in any event fewer than five weeks) and shall also be entitled to all holidays given by the Company to its employees generally.

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     4.6  Stock Options.  The Executive shall receive options to purchase common
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stock of Holdings as set forth in Appendix C.

5.   OFFICES.

     Subject to Section 3, the Executive agrees to serve without additional compensation, if elected or appointed thereto, in one or more additional positions as an officer or director of Holdings or the Company or any of their Subsidiaries; provided, however, that the Executive shall not be required to
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serve as President or Chief Operating Officer of any such Subsidiary on and after May 1, 1997.

6.   UNAUTHORIZED DISCLOSURE; INVENTIONS.

     6.1  Unauthorized Disclosure.  The Executive shall not, without the written
          -----------------------
consent of the Board of Directors of Holdings or a person duly authorized thereby, disclose to any person, other than an employee or adviser of Holdings or the Company or any of their Subsidiaries or Affiliates or other person to whom disclosure is in the reasonable judgment of the Executive necessary or appropriate in connection with the performance by the Executive of his duties as an executive officer of Holdings or the Company or any of their Subsidiaries, any confidential or proprietary information possessed by him; provided, however,
                                                              -------- --------
that such information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or which becomes available to the Executive on a non-confidential basis from a source other than Holdings or the Company or any of their Subsidiaries or Affiliates prior to it becoming available to the Executive from Holdings or the Company or any of their Subsidiaries or Affiliates, which source is not bound by a confidentiality agreement with Holdings; and provided further, that the
                                               -------- -------
Executive's duties under this Section 6.1 shall not extend to any

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

disclosure that may be required by law in connection with any judicial or administrative proceeding or inquiry. The Executive understands and agrees that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

     6.2  Proprietary Rights.  Any and all inventions, discoveries,
          ------------------
developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable) conceived, made, developed, created or reduced to practice by the Executive (whether at the request or suggestion of Holdings or the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment by Holdings or the Company or any of their Subsidiaries (including without limitation the period of his employment by Childs Corporation, Old Holdings and Iron Age prior to the date of this Agreement), which may be directly or indirectly useful in, or relate to, the business, ventures or other activities of or products manufactured or sold by Holdings or the Company or any of their Subsidiaries or any business or products contemplated by Holdings or the Company or any of their Subsidiaries (and known by the Executive to be so contemplated) while the Executive is employed by Holdings or the Company or any of their Subsidiaries (collectively, "Proprietary Rights"), shall be promptly and fully disclosed by the Executive to an appropriate executive officer of Holdings and shall be Holdings' exclusive property as against the Executive and his heirs and personal representatives, and the Executive hereby assigns to Holdings his entire right, title and interest therein and shall promptly deliver to an appropriate executive officer of Holdings all papers, drawings, models, data and other material relating to any of the foregoing Proprietary Rights, conceived, made, developed, created or reduced to practice by him as aforesaid. All copyrightable Proprietary Rights shall be considered "works made for hire."

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

     The Executive shall, upon Holdings' request and without any payment therefor, execute any documents necessary or advisable in the opinion of Holdings' counsel to assign, and confirm Holdings' title in, Executive's entire right, title and interest in the foregoing Proprietary Rights and to direct issuance of patents or copyrights to Holdings with respect to such Proprietary Rights as are Holdings' exclusive property as against the Executive and his heirs and personal representatives under this Section or to vest in Holdings or its designee title to such Proprietary Rights as against the Executive and his heirs and personal representatives, the expense of securing any such patent or copyright, however, to be borne by Holdings or the Company.

7.   NON-COMPETITION.

     The Executive agrees that during the term of his employment hereunder, during the period in which the Executive is receiving post Date of Termination payments based upon Salary under Sections 9.2 or 9.4 by virtue of the termination of his employment for Good Reason or other than for Cause, and for a period of one year following the later of his Date of Termination and the date of cessation of such post Date of Termination payments based upon Salary (the "Non Competition Period End Date"), he will not, directly or indirectly, (A) own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in any company or business entity of any kind (or any direct or indirect parent or subsidiary thereof) engaged directly or indirectly in the design, manufacture, distribution or sale (or any other activity related thereto) of workshoes or workboots, whether or not protective, within or into the continental United States, Canada, Mexico or Puerto Rico; (B) solicit or encourage any customer or supplier of Holdings or the Company or any of their Subsidiaries

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

to terminate or otherwise alter its relationship with Holdings, the Company or any of their Subsidiaries; or (C) directly or indirectly, recruit or otherwise seek to induce any employee or agent of Holdings or the Company or any of their Subsidiaries to terminate or otherwise alter his or her employment or agency or violate any agreement with Holdings, the Company or any of their Subsidiaries. Notwithstanding the foregoing, ownership of not to exceed five percent of the voting stock of any publicly held corporation shall not, of itself, constitute a violation of this Section 7. In the event that Holdings or the Company exercises its rights under this Section 7 to enjoin or otherwise prevent the Executive's employment within the year immediately following the later of the Date of Termination and the date of cessation of payment of post Date of Termination payments based upon Salary under Sections 9.2 or 9.4, Holdings or the Company shall pay the Executive at an annual rate equal to the annual Salary that the Executive would have received during the period described below (assuming for these purposes that notice would be given by Holdings pursuant to Section 3.2 such that Section 4.1(b) would apply as of February 1, 1999) in equal monthly installments for each month (but never more than 12) in which his employment is so enjoined or prevented, reduced by the amount of any post Date of Termination payments based upon Salary made under Sections 9.2 or 9.4; provided, however,
                                                           --------  -------
that neither Holdings nor the Company will be obligated to pay such amounts in the event that the Executive has been terminated for Cause pursuant to Section
8.4 or in the event that the Executive has terminated his own employment other than for Good Reason.

     After the Non Competition Period End Date, the taking by the Executive of any action or actions which, if taken prior to the Non Competition Period End Date, would have given rise to a breach or violation of this Section 7, shall relieve Holdings and the Company from any

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obligation to make subsequent payments, or provide subsequent benefits, pursuant to this Agreement in respect of participation in any group medical, hospital or life insurance plans or policies.

8.   TERMINATION.

     8.1  Death.  The Executive's employment hereunder shall terminate upon his
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death.

     8.2  Incapacity.  If as a result of the Executive's incapacity due to
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physical or mental illness or otherwise, which incapacity has been certified by a competent physician, the Executive shall for six consecutive months during the term of this Agreement have been unable to perform satisfactorily all of his duties hereunder on a full-time basis, Holdings and the Company may terminate the Executive's employment hereunder by written notice to the Executive. The Executive agrees, upon reasonable request by Holdings or the Company from time to time and at its expense, promptly to submit to examination by a physician selected by Holdings or the Company for purposes of obtaining the certification required by the preceding sentence, such examination to be of such scope and to include without limitation such follow-up visits for additional examination, testing and so forth, as such physician in his or her professional judgment shall deem reasonably necessary in order to reach a determination as to whether the Executive is so incapacitated; provided, however, that the Executive shall
                                   -------- --------
not be required to submit to more than two such examinations during any period of twelve consecutive months.

     8.3  Termination by the Executive.  The Executive may terminate his
          ----------------------------
employment hereunder upon thirty days' prior written notice to Holdings and the Company for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) a reduction in the Executive's Salary or base amount of Bonus other than as provided herein, (ii) material diminution of any of

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

his positions, authority, duties or responsibilities so as to be inconsistent with his positions hereunder, (iii) any material failure or refusal by Holdings or the Company to perform and discharge its obligations hereunder, or (iv) any willful action by Holdings or the Company that is materially inconsistent with the terms of this Agreement.

     8.4  Cause.  Holdings and the Company may terminate the Executive's
          -----
employment hereunder for Cause by written notice to the Executive. For the purposes of this Agreement, Holdings and the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's (i) material failure or refusal to perform and discharge his duties and responsibilities hereunder, (ii) willful action that is materially inconsistent with the terms hereof, (iii) material breach of his fiduciary duties as an officer or member of the Board of Directors of Holdings, the Company or any of their Subsidiaries, or
(iv) conviction of a felony or any other crime involving the personal dishonesty or moral turpitude of the Executive which in either case materially and adversely reflects on Holdings, the Company or any of their Subsidiaries.

     8.5  Termination by Holdings and the Company Other Than for Cause.
          ------------------------------------------------------------
Holdings and the Company may terminate the Executive's employment hereunder other than for Cause at any time upon thirty days' prior written notice to the Executive.

     8.6  Date of Termination; Term of Employment.  The term "Date of
          ---------------------------------------
Termination" shall mean the earlier of (A) the Expiration Date or (B) if the Executive's employment is terminated (i) by his death, the date of his death, or
(ii) for any other reason, the date on which such termination is to be effective pursuant to the notice of termination given hereunder by the party terminating the employment relationship. For all purposes of this Agreement, references to the "term" of the Executive's employment hereunder shall mean the period commencing on the date of this

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Agreement and ending on the Date of Termination.

9.   COMPENSATION UPON TERMINATION.

     9.1  Death.  Notwithstanding any other provision of this Agreement, if the
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Executive's employment shall be terminated by reason of his death, Holdings shall pay, or cause the Company to pay, to his surviving spouse, or, if he is not survived by a spouse, to his estate, an amount equal to his full Salary through the end of the month in which his death occurs at the rate in effect at the time of his death, plus a pro rata portion (to the date of death) of any Bonus for the then current fiscal year (to be paid at the time when such Bonus would normally be paid) and prompt reimbursement of all expenses incurred prior to his date of death reimbursable under Sections 4.3 or 4.4.

     In addition, if the Executive is survived by his spouse, Holdings shall pay, or cause the Company to pay to his surviving spouse, in substantially equal monthly installments an amount equal to the Executive's annual Salary that the Executive would have received (assuming for these purposes that notice would be given by Holdings pursuant to Section 3.2 such that Section 4.1(b) would apply as of February 1, 1999) during the period beginning with the month following the Executive's death and ending on the last day of the month in which he would have attained age 62. Furthermore, Holdings shall, or cause the Company to, continue to provide the Executive's surviving spouse, during the period beginning on the Executive's death and ending on her 65th birthday, coverage under all group medical and hospital plans or policies maintained by Holdings or the Company in which the Executive would have been entitled to participate under Appendix B had the Executive been employed hereunder during such period.

     9.2  Incapacity.  Notwithstanding any other provision of this Agreement, if
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the

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Executive's employment shall be terminated by reason of his incapacity, Holdings shall pay, or cause the Company to pay, the Executive an amount equal to his full Salary through the end of the month in which the Date of Termination occurs, at the rate in effect at the time the notice of termination is given as provided under Section 8.2, plus a pro rata portion (to the Date of Termination) of any Bonus for the then current fiscal year (to be paid at the time when such Bonus would normally be paid). Holdings shall also pay, or cause the Company to pay, to the Executive prompt reimbursement of all expenses incurred prior to the Date of Termination reimbursable under Sections 4.3 and 4.4. In addition, during the period following the end of the month in which the Date of Termination occurs and ending on the earlier of the date of his death and his 65th birthday, Holdings shall pay, or cause the Company to pay, in substantially equal monthly installments, to the Executive an amount equal to the difference between the sum of (i) the amounts the Executive receives with respect to such period under disability insurance policies owned by Holdings and the Company and Social Security disability benefits, and (ii) the amount equal to the annual Salary that the Executive would have received (assuming for these purposes that notice would be given by Holdings pursuant to Section 3.2 such that Section 4.1(b) would apply as of February 1, 1999) during such period had the Executive been employed hereunder during such period. Further, Holdings shall, or shall cause the Company to, continue to provide the Executive, during the period between his Date of Termination and his 65th birthday, coverage under all group medical and hospital and life insurance plans or policies maintained by Holdings or the Company in which the Executive would have been entitled to participate under Appendix B had the Executive been employed hereunder during such period. If the Executive shall die after his termination by reason of incapacity, but prior to his 65th birthday, and is survived by his

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

spouse, Holdings shall, or cause the Company to, continue to provide the Executive's surviving spouse, during the period beginning on the Executive's death and ending on her 65th birthday, coverage under all group medical and hospitalization plans and policies maintained by Holdings or the Company in which the Executive was entitled to participate on the date of his death. The obligations of Holdings and the Company under this Section 9.2 after the Date of Termination to pay or cause to be paid any amount, or provide or cause to be provided any benefit, are subject to the performance by the Executive of his obligations under Sections 6 and 7.

     9.3  Cause.  Notwithstanding any other provision of this Agreement, if
          -----
Holdings or the Company shall terminate the Executive's employment for Cause, neither Holdings nor the Company nor any of this Subsidiaries or Affiliates shall have any further obligations to the Executive under this Agreement; provided, however, that Holdings shall pay, or cause the Company to pay, to the
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Executive his full Salary through the Date of Termination at the rate in effect at the time notice of termination is given and prompt reimbursement of all expenses incurred prior to the Date of Termination reimbursable under Sections
4.3 and 4.4. The obligations of Holdings and the Company under this Section 9.3 after the Date of Termination to pay or cause to be paid any amount, or provide or cause to be provided any benefit, are subject to the performance by the Executive of his obligations under Sections 6 and 7.

     9.4  Good Reason or Other Termination.  If Holdings and the Company shall
          --------------------------------
terminate the Executive's employment pursuant to Section 8.5 or if the Executive shall termination his own employment for Good Reason in accordance with Section 8.3, then Holdings shall pay, or cause the Company to pay, to the Executive his Salary through the Date of Termination at the rate in effect at the time notice of termination is given, plus a pro-rata portion (to the Date of

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

Termination) of any Bonus for the then current fiscal year (to be paid at the time when such Bonus would normally be paid). Holdings shall also pay, or cause the Company to pay, to the Executive prompt reimbursement of all expenses incurred prior to the Date of Termination reimbursable under Sections 4.3 and
4.4. Further, Holdings shall, or shall cause the Company to, continue to provide the Executive, during the period between his Date of Termination and his 65th birthday, coverage under all group medical and hospital plans or policies maintained by Holdings or the Company in which the Executive would have been entitled to participate under Appendix B had the Executive been employed hereunder during such period. If the Executive shall die after his termination pursuant to Sections 8.3 or 8.5 but prior to his 65th birthday, and is survived by his spouse, then Holdings shall, or cause the Company to, continue to provide the Executive's surviving spouse, during the period beginning on the Executive's death and ending on her 65th birthday, coverage under all group medical and hospitalization plans and policies maintained by Holdings or the Company in which the Executive was entitled to participate on the date of his death. In addition, in lieu of any further payments to the Executive for periods subsequent to the Date of Termination, Holdings shall, as liquidated damages, in lieu of any severance pay, pay, or cause the Company to pay, to the Executive, in substantially equal monthly installments, from the Date of Termination to the Expiration Date, an amount equal to the annual Salary that the Executive would have received (assuming for these purposes that notice would be given by Holdings pursuant to Section 3.2 such that Section 4.1(b) would apply as of February 1, 1999) during such period had the Executive been employed hereunder during such period. The obligations of the Company under this Section 9.4 after the Date of Termination to pay or cause to be paid any amount, or provide or cause to be provided any benefit, are subject to the

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

performance by the Executive, at all times on or prior to the Expiration Date, of his obligations under Sections 6 and 7.

     Further, upon termination of employment pursuant to Sections 8.3 or 8.5 all non-vested stock options awarded to the Executive by Holdings or the Company on or before the Date of Termination which have not thereto lapsed shall become fully vested and nonforfeitable as of the Date of Termination; provided,
                                                               --------
however, that if any non-vested stock options are subject to future performance
-------
criteria, such non-vested options shall become vested only if such performance criteria are satisfied in future periods following the Executive's Date of Termination.

     9.5  Post-Termination Obligations Generally.  (a) Subject to Section
          --------------------------------------
9.5(b), on and after the Expiration Date, Holdings and the Company shall have the following exclusive obligations to the Executive (in addition to the obligation to pay all amounts previously due and payable hereunder):

          (i) On the Expiration Date, Holdings or the Company, as applicable, will transfer ownership to the Executive of (A) all of Executive's personal furniture and equipment in the Company's offices at 130 Main Street, Penn Yan, New York, (B) Executive's country club deposit at Bonita Bay Country Club and (C) a Company owned or leased car to be chosen by the Executive;

          (ii) From January 1, 2002 and thereafter, Executive will be entitled to (i) group medical and hospital insurance covering the Executive, his spouse and dependents in accordance with the Company's then current plan and practice which such coverage shall be provided until the earlier of the Executive's resignation as a director of the Company and Holdings and the date on which Executive no longer holds any equity interests in the

     Company or Holdings and (ii) appropriate and customary directors fees and expenses (in accordance with the policies of Holdings and the Company for directors generally) for so long as the Executive is a member of the Board of Directors of the Company or Holdings; and

          (iii) From and after January 1, 2002, upon the Executive's request, Holdings will cause the Company to make available to the Executive loans in amounts up to $125,000 per fiscal quarter with a maximum aggregate amount equal to 100% of the fair market value of the vested options to purchase common stock of Holdings and the Company (and any shares of stock issuable or issued upon exercise thereof) then held by the Executive, with such fair market value to be determined by the good faith judgment of the Board of Directors of Holdings; provided, however, that such maximum aggregate
                            --------  -------
     amount shall in no event exceed (i) $1,800,000 plus (ii) $200,000 times a
                                                    ----
     fraction, the numerator of which is 550 minus the number of shares of stock
                                             -----
     of Holdings purchased by Fenway Capital Partners, L.P. pursuant to Section
     8.3 of the Stockholders Agreement dated the date hereof between Holdings and certain stockholders of Holdings (the "Stockholders Agreement") and the denominator of which is 550. The Executive's obligation to repay each such quarterly loan will be evidenced by a secured note in the principal amount of such loan, substantiality in the form set forth in Appendix D (each, a "Secured Note"). Executive's obligations under such Secured Notes will be secured by a pledge of the Executive's options to purchase common stock of Holdings and the Company (and any shares of stock issuable or issued upon exercise thereof) pursuant to a security agreement substantially in the form set forth in Appendix E.

     The obligations of Holdings and the Company under this Section 9.5(a) after the Expiration Date to pay or cause to be paid any amount, or provide or cause to be provided any benefit, are subject to the performance by the Executive of his obligations under Sections 6 and 7.

     (b) In the event of the termination of the Executive's employment prior to the Expiration Date, the provisions of Section 9.5(a) shall not apply and neither Holdings nor the Company shall have any obligation to the Executive nor his surviving spouse except as otherwise specifically provided in Sections 9.1, 9.2, 9.3 and 9.4, and performance by Holdings and the Company thereof shall constitute full settlement of any claim that the Executive may have against Holdings, the Company or any of their directors, officers, agents, Subsidiaries or affiliates, or against any successor of Iron Age or Holdings, on account of such termination.

10.  WITHHOLDING; PRO-RATIONS.

     All payments made by Holdings or the Company under this Agreement shall be reduced by the amount of any tax or other amounts required to be withheld by Holdings or the Company under applicable legal requirements. In the event the provisions hereof require the pro-ration of any Bonus for any fiscal year, such pro-ration shall be made by determining the Bonus that would have been payable had the Executive been employed hereunder throughout such fiscal year and multiplying such Bonus by a fraction, the numerator of which shall be the number of days elapsed from the first day of such fiscal year through the date as of which such pro-ration is to be made and the denominator of which shall be three hundred and sixty-five.

11.  NOTICES.

     For all purposes of this Agreement, notices and all other communications to either party provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed, in the case of Holdings and the Company, to them at Robinson Plaza Three, Suite 400, Pittsburgh, Pennsylvania 15205, Attention: Corporate Secretary, with a copy to Fenway Partners, Inc., 152 West 57th Street, New York, New York, 10019, Attention: Andrea Geisser, or, in the case of the Executive, to the Executive at 506 Christopher Circle, Pittsburgh, Pennsylvania 15205, or to such other address as either party shall designate by giving like notice of such change to the other party.

12.  INDEMNIFICATION.

     Holdings and the Company shall indemnify, defend and hold the Executive harmless to the fullest extent permitted by applicable law in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by the Executive of services for, or action of the Executive as a Director, officer or employee of, Holdings or the Company or any of their Subsidiaries, or of any other company or business organization at the request of Holdings. Expenses incurred by the Executive in defending a claim, action, suit or investigation or criminal proceeding shall be paid by Holdings or the Company in advance of the final disposition thereof upon the receipt by Holdings or the Company of an undertaking by or on behalf of the Executive to repay said amount unless it shall ultimately be determined that the Executive is entitled to be indemnified hereunder. The foregoing shall be in addition to any indemnification rights the Executive may have by law, contract, charter, by-law or otherwise. This Section 12 shall not apply to an action commenced between Holdings or the Company and the Executive.

13.  BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit or the heirs and personal representative of the Executive and the successors of each of Holdings and the Company. Holdings and the Company shall each require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or substantially all their respective assets expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Holdings or the Company would be required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of each of Holdings and the Company in accordance with the operation of law and such successor shall be deemed to be "Holdings" and the "Company" for purposes of this Agreement without further action of any kind.

14.  DISPUTE RESOLUTION.

     (a)  Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in accordance with the internal laws of the State of Delaware by three arbitrators, one of whom shall be appointed by the Board of Directors of Holdings, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association.
The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 14(a). The cost of any arbitration proceeding hereunder shall be borne equally by Holdings or the Company and the Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award (including without limitation equitable remedies) rendered by the arbitrators may be entered in any court having jurisdiction thereof. The foregoing arbitration proceedings may be commenced by any party by notice to the other party. The parties hereby exclude any right of appeal to any court on the merits of the dispute.

     (b)  Legal Expenses.  In the event that it shall be necessary or desirable
          --------------
for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any of his rights under this Agreement except with respect to or related to Section 7, and provided that the Executive substantially prevails in the enforcement of such rights, Holdings and the Company shall pay (or the Executive shall be entitled to recover from Holdings and the Company) the Executive's reasonable attorneys' fees not to exceed $25,000 and court costs in connection with the enforcement of the Executive's rights, including the enforcement of any arbitration award.

15.  NO ASSIGNMENT.

     Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

16.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

17.  JURISDICTION AND GOVERNING LAW.

     Subject to Section 14(a), jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Delaware, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware, other than the conflict of laws provisions of such laws.

18.  JOINT AND SEVERAL OBLIGATIONS; SURVIVAL.

     Notwithstanding any provision of this Agreement to the contrary, Holdings and the Company shall be jointly and severally liable to the Executive, his surviving spouse, and Executive's heirs or personal representatives for all payment obligations under this Agreement, including, without limitation, the payment obligations under Sections 4, 9, 12 and 14. The provisions of this
Section 18 and Sections 4, 6, 7, 9, 10, 11, 12, 13, 14, 17 and 19 of this
Agreement shall survive the Termination Date of this Agreement to the extent necessary or appropriate to effectuate the respective purposes of such provisions.

19.  NO MITIGATION REQUIRED.

     The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer or otherwise after the Date of Termination.

20.  SEVERABILITY.

     If any provision of this Agreement shall be adjudged by any arbitrator or court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

     In the event that any provision hereof would, under applicable law, be invalid or unenforceable, such provision shall, to the extent permitted under applicable law, be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent possible under applicable law.

21.  MISCELLANEOUS.

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board of Directors of Holdings and agreed to in writing signed by the Executive and such officer as may be specifically authorized by the Board of Directors of Holdings. No waiver by either party hereto at any time of breach of, or compliance with, any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of the same or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof. The Executive acknowledges and agrees that, because any legal remedies available to Holdings and the Company may be inadequate in the event of the Executive's breach of, or other failure to perform, any of the covenants and agreements set forth in Section 6 or 7, Holdings and the Company may, in addition to obtaining any other remedy or relief available to them (including without limitation damages at law), enforce the provisions of said Section 6 or 7 by injunction and other equitable relief without the posting of any bond.

22.  ENTIRE AGREEMENT.

     This Agreement, including the Appendices hereto, constitutes the entire agreement between the parties hereto, and supersedes any and all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment on and after the date hereof; provided, however, that
                                                         --------  -------
this Agreement shall not modify or otherwise affect the terms of the Stockholders Agreement or the options listed on Appendix C hereof.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, under seal, as of the date first above written.

                                   IA HOLDINGS CORP.


                                   By: /s/ Andrea Geisser
                                      ___________________________________

                                   Title: Vice President

                                   IRON AGE CORPORATION


                                   By: /s/ J. Richard Lauver
                                      ___________________________________

                                   Title: Secretary


                                   EXECUTIVE

                                   /s/ Donald R. Jensen
                                   ______________________________________
                                   Donald R. Jensen

                                  APPENDIX A
                                  ----------

                                     BONUS
                                     -----

     The Bonus with respect to each of the fiscal years set forth in the table below shall be calculated and payable as hereinafter set forth. The Base Amount of the Bonus for each such fiscal year shall be the amount set forth opposite such fiscal year in the table below, subject to adjustment as hereinafter set forth and to the prerogative of the Board of Directors of Holdings to increase the Bonus or pay any additional bonus to which the Executive would not otherwise be entitled hereunder in their sole discretion; provided, however, that the
                                                --------  -------
Executive shall not be entitled to receive any Bonus hereunder with respect to any fiscal year unless the Iron Age EBITDA for such fiscal year shall equal or exceed an amount equal to 85% of the Target Amount as defined below.

               =======================================
               FISCAL YEAR ENDING
                  ON THE LAST
               SATURDAY IN JANUARY      BASE AMOUNT
               =======================================
                       1998             $225,000
               ---------------------------------------
                       1999             $225,000
               ---------------------------------------
                       2000         To be determined
               ---------------------------------------
                       2001         To be determined
               ---------------------------------------
                       2002         To be determined
               =======================================

     The Target Amount of Iron Age EBITDA for each fiscal year shall be the amount of Iron Age EBITDA set forth in the annual budget prepared by management and approved by the Board of Directors of Holdings for such fiscal year.

     Unless Section 3.2(b) of the Employment Agreement is in effect beginning February 1,

1999, the Base Amount for the fiscal years ending in January of 2000, 2001 and 2002 shall be determined in good faith discussions between the Executive and the Board of Directors of Holdings. In the event the parties are unable to agree on the Base Amount, the Base Amount shall be $225,000.

     In the event that the notice described in Section 3.2(a) of the Employment Agreement is given by either party, the Base Amount for the fiscal years ending in January of 2000, 2001 and 2002 shall be $100,000.

     In the event that actual Iron Age EBITDA for any fiscal year shall exceed an amount equal to 99% of the Target Amount for such fiscal year but be less than an amount equal to 101% of the Target Amount for such fiscal year, the Bonus with respect to such fiscal year shall be equal to the Base Amount. In the event that actual Iron Age EBITDA for any fiscal year set forth in the table above shall equal or exceed an amount equal to 101% of the Target Amount for such fiscal year, the Bonus with respect to such fiscal year shall be equal to the sum of (a) the Base Amount plus (b) 4% of the Base Amount for each 1% of such Target Amount by which actual Iron Age EBITDA for such fiscal year shall exceed such Target Amount. In the event that actual Iron Age EBITDA for any fiscal year set forth in the table above shall be equal to or less than 99% of the Target Amount for such fiscal year, the Bonus with respect to such fiscal year shall be equal to the sum of (a) the Base Amount minus (b) 4% of the Base Amount for each 1% of such Target Amount by which actual Iron Age EBITDA shall be less than such Target Amount. In no event shall the Bonus with respect to any fiscal year exceed an amount equal to the Executive's Salary for such fiscal year, nor shall any Bonus be payable hereunder with respect to any fiscal year unless the Iron Age EBITDA for such fiscal year shall equal or exceed an amount equal to 85% of the Target Amount for such fiscal year.

     Determinations of the amount of Iron Age EBITDA and all other matters in connection with the Bonus shall be made in good faith by the Board of Directors of Holdings and such determination, if made in good faith, shall be conclusive and binding upon all the parties. In the event of any direct or indirect acquisition by Holdings or any of its Subsidiaries of any business enterprise (an "Acquired Business") for an aggregate purchase price in excess of $2,000,000, whether by merger, consolidation, share exchange, sale or acquisition of stock or assets or similar transaction, financed in whole or in part, directly or indirectly, from or in anticipation of any part of the proceeds of any indebtedness directly or indirectly incurred or to be incurred or any equity or other securities directly or indirectly issued or to be issued by Holdings or any of its Subsidiaries or Affiliates (an "Acquisition Transaction"), the Executive agrees, if requested by Holdings, to make such amendments and modifications hereto as may be necessary or appropriate to ensure that the Executive's right to receive any Bonus hereunder depends upon the results of operations of Holdings and its Specified Subsidiaries as of immediately prior to such Acquisition Transaction on a stand alone basis, without any augmentation or reduction by the operating results of any Acquired Business as a result of such Acquisition Transaction.

     For purposes hereof:

     (i) "Specified Subsidiaries" shall mean the Subsidiaries of Holdings in existence as of the date hereof.

     (ii) "Iron Age EBITDA" shall mean, for any period, the sum, determined on a consolidated basis, of (a) net income (or net loss) measured on a first-in first-out method of accounting, (b) Interest Expense, (c) income tax expense,
(d) depreciation expense,

(e) amortization expense, (f) extraordinary or unusual losses deducted in calculating net income less extraordinary or unusual gains added in calculating net income and non-cash expenses associated with any variable stock plan plus the management fee paid under the Management Agreement dated February 26, 1997 between Iron Age and Fenway Partners, Inc. (g) fees and expenses incurred by Holdings and the Company in connection with the Acquisition Transactions and (h) directors fees and similar expenses in excess of $100,000 incurred by Holdings at the direction of the members of the Board of Directors of Holdings representing the majority stockholder of Holdings, in each case determined in accordance with GAAP (as such term is defined in the Credit Agreement dated as of the date hereof among the Company, Holdings and the banks named therein).

     (iii) "Interest Expense" means, for any period, the amount by which (i) interest expense (including the interest component on obligations under capitalized leases but excluding (1) paid-in-kind interest, (2) commitment fees paid to lenders and (3) amortization of original issue discount created upon the issuance of debt), whether paid or accrued, on all debt of Holdings and its Subsidiaries for such period, including, without limitation and without duplication, (a) interest expense in respect of debt resulting from advances under Iron Age's senior credit facility, (b) interest expense in respect of subordinated debt (other than paid-in-kind interest) and (c) any net payment payable in connection with currency or interest rate hedge agreements less any
                                                                      ----
net credits received in connection with such hedge agreements exceeds (ii) interest income, whether paid or accrued, of Holdings and its Subsidiaries for such period.

                                  APPENDIX B
                                  ----------

                                   BENEFITS
                                   --------

(a)  Clubs:                   Country Club membership fees and dues not to
                              exceed an aggregate for all such fees and dues of $10,000 annually.

(b)  Automobiles:             Use of a Cadillac, Lincoln Continental or other
                              similar suitable automobile, in each of
                              Pittsburgh, Pennsylvania and Penn Yan, New York, plus all fuel, maintenance and insurance costs thereof.

(c)  Insurance:               Participation in all group insurance arrangements
                              maintained by Holdings or Iron Age for their respective senior executive officers as the same may in each case be modified from time to time by the Board of Directors of Holdings or Iron Age, such arrangements to initially include the following:

                              (i) Group disability insurance in accordance with Iron Age current plan and practice.

                              (ii) Group term life insurance providing to the Executive's beneficiaries an aggregate death benefit of $800,000 in accordance with Iron Age current plan and practice.

                              (iii) Group 24-hour risk insurance providing an aggregate benefit to the Executive of $1,000,000 in accordance with Iron Age current plan and practice.

                              (iv)   Group medical and hospital insurance
                                     covering the Executive, his spouse and
                                     dependents in accordance with Iron Age
                                     current plan and practice.

                                  APPENDIX C
                                  ----------

                                 STOCK OPTIONS
                                 -------------

Series A ("Rollover") Options to purchase 6404.83 shares.

Series B ("Performance") Options to purchase a number of shares to be determined.

                                  APPENDIX D
                                  ----------

                         FORM OF NOTE TO SECURE LOANS
                         ----------------------------


                                  [Attached]

                                  APPENDIX E
                                  ----------

                         PLEDGE AND SECURITY AGREEMENT
                         -----------------------------


                                  [Attached]

                                  APPENDIX D
                                  ----------

                            SECURED PROMISSORY NOTE
                                   ([DATE])

     FOR VALUE RECEIVED, the undersigned, Donald R. Jensen (the "Borrower"),
                                                                 --------
hereby promises to pay to Iron Age Corporation, a Delaware corporation (the "Company"), or to the legal holder of this Note at the time of payment, the
--------
principal sum of _____________ Dollars ($_________) in lawful money of the United States of America. This Note shall not bear interest. The entire amount of this Note, to the extent not theretofore prepaid as provided herein, shall be repaid on the Maturity Date (as defined below). If the date set for any payment or prepayment of principal hereof is a Saturday, Sunday or legal holiday, then such payment or prepayment shall be made on the next preceding business day.

     This Note has been delivered to evidence indebtedness of the Borrower to the Company arising in connection with certain loans made to the Borrower pursuant to the Employment Agreement, dated as of February 26, 1997 (the "Employment Agreement"), among IA Holdings Corp. ("Holdings"), the Company (as
---------------------
successor by merger to IAH Acquisition Corp.) and the Borrower, and this Note is one of the "Secured Notes" of the Borrower referred to in Section 9.5(a)(iii) of the Employment Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement. Payment of this Note is secured pursuant to the terms of a Pledge Agreement, dated as of the date hereof between the Borrower and the Company (the "Pledge
                                                                       ------
Agreement"), reference to which is made for a description of the collateral (the
---------
"Collateral") provided thereby and the rights of the Company and any subsequent
 ----------
holder of this Note in respect of such collateral.

     As used in this Note:  (a) the term "Maturity Date" means the earliest of
                                          -------------
(i) the closing of any public offering of shares of the Company registered under the Securities Act of 1933, as amended, in connection with which the Borrower is given an opportunity to sell shares having a value equal to or greater than the amount of borrowings evidenced by this Note outstanding at the time of such offering, and (ii) the first date on which a Liquidity Event (as defined below) shall occur; and (b) the term "Liquidity Event" means any of the following: (i)
                               ---------------
any sale of a majority of the capital stock or assets of the Company (including without limitation a sale of a majority of the capital stock resulting from a merger, corporate combination or similar transaction which triggers tag along rights pursuant to the Stockholders Agreement dated as of February 26, 1997 among Holdings and certain stockholders of Holdings (the "Stockholders Agreement") or in which take along rights are exercised with respect to the Borrower pursuant to the Stockholders Agreement),
(ii) the exercise of any put right by the Borrower or his estate pursuant to the Stockholders Agreement or (iii) any liquidation or winding-up of the Company or distribution of a majority of the Company's assets; in each case on the day on which the Borrower receives (or in the case of public offering on which the Borrower had the opportunity to sell and receive but declined to do so) cash or cash equivalents or freely tradable securities in an amount equal to or greater than the principal amount of this Note then outstanding.

     This Note is subject to the following further terms and conditions:

     1.  Mandatory Prepayments.  If at any time the Borrower receives any
         ---------------------
proceeds from the sale by the Borrower of Collateral to anyone (including the Company), the proceeds from such sale of Collateral shall be applied first to the prepayment of the accrued and unpaid interest hereon and then to the unpaid principal hereof. For purposes of this Section 1, the term "sale" in the context of a sale of Collateral shall include, in addition to any direct sale of Collateral, any transaction (including, without limitation, a merger, consolidation or recapitalization) pursuant to which Collateral is converted into a right to receive, in whole or partial exchange or substitution for Collateral, cash or cash equivalents.

     The right of the Borrower to receive proceeds upon the sale of Collateral is subject to the prior right of the Company (or other holder of this Note) (i) in the case of a sale of Collateral to the Company (or other holder of this
Note), in lieu of the Company (or such other holder) paying the proceeds from such sale to the Borrower or his heirs, successors or permitted assigns to set off against amounts owed under this Note an amount equal to the proceeds of such sale, or (ii) in the case of a sale of Collateral to any other person or entity (collectively, the "Transfer Parties"), in lieu of any of such Transfer Parties
                    ----------------
paying the purchase price therefor to the Borrower or his heirs, successors or permitted assigns, to direct such Transfer Parties to pay an amount equal to the proceeds of such sale to the Company (or other holder of this Note) which shall set off such amount against this Note.

     Concurrently with any prepayment (including by set-off) of any portion of this Note pursuant to this Section 1 or Section 2 hereof, the Company (or other holder of this Note) shall make a notation of such payment hereon. If full payment of this Note is made, this Note shall be canceled.

     If at any time, or from time to time, after the date hereof and following the occurrence and during the continuance of an Event of Default (as hereinafter defined), the Borrower shall receive or shall otherwise become entitled to receive from the Company (or other holder of this Note) any cash payments, cash dividends or other cash distributions in respect of any Collateral, then and in each case, the Borrower or any of his heirs, successors or permitted assigns to whom such distribution may be made shall, upon the receipt thereof, return to the Company (or other holder of this Note) such payments, dividends and distributions, and the Company (or other holder of this Note) shall, upon receipt thereof, apply such amount to the prepayment of this Note in the manner set forth in the first paragraph of this Section 1, and the Company (or other holder of this Note) shall not be obligated to make any such cash payment, cash dividend or other cash distribution not theretofore made to which the Borrower or any of his heirs, successor or permitted assigns are otherwise entitled in respect of their Collateral and may, in lieu of paying such amount to the Borrower, set off the amount of such cash payment, cash dividend or other cash distribution against this Note in the manner set forth in the third paragraph of this Section 1.

     2.  Payment and Prepayment.  All payments and prepayments of this Note
         ----------------------
shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Borrower in writing). The Borrower may, at his option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Upon final payment of this Note, the Note shall be surrendered for cancellation. THE PLEDGE AGREEMENT REQUIRES PAYMENT OR PREPAYMENT OF ALL OBLIGATIONS UNDER THIS NOTE AS A CONDITION PRECEDENT TO THE RELEASE OF, OR TRANSFER OF THE BORROWER'S INTERESTS IN, THE COLLATERAL SUBJECT TO THE PLEDGE AGREEMENT, ALL AS DESCRIBED MORE FULLY IN THE PLEDGE AGREEMENT.

     3.  Events of Default.  Upon the occurrence of any of the following events
         -----------------
("Events of Default"):
  -----------------

          (a) Failure to pay the principal of this Note, including any prepayments required hereunder or under the Pledge Agreement, when due; or

          (b) Failure of the Borrower to perform the Borrower's obligations under the Pledge Agreement;

then, and in any such event, the holder of this Note may declare, by notice of default given to the Borrower, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. On and after the occurrence of an Event of Default, the unpaid amount of the Note shall bear interest at a rate of ten percent (10%) per annum. If an Event of Default shall occur hereunder, the Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

     No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

     4.  Miscellaneous.
         -------------

               (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

               (b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Employment Agreement.

               (c) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

     IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Borrower on the date first above written.


                              ___________________________________
                              (Signature of Donald R. Jensen)
Witness


______________________

                     Payments and Prepayments of Principal
                                    for the
                  Secured Promissory Note of Donald R. Jensen
                   (original principal amount $____________)


DATE       AMOUNT OF          BALANCE OF        NOTATION MADE
          PRINCIPAL PAID      PRINCIPAL         BY:
          OR PREPAID          UNPAID

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
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

                                  APPENDIX E
                                  ----------

                               PLEDGE AGREEMENT
                               ----------------

     PLEDGE AGREEMENT dated as of _________ __, ____ (the "Pledge Agreement"), between Donald R. Jensen (the "Pledgor") and Iron Age Corporation, a Delaware corporation (the "Company").

                                  WITNESSETH
                                  ----------

     WHEREAS, Iron Age Holdings Company, a Delaware corporation formerly named IA Holdings Corp. and the ultimate parent of the Company (the "Parent"), and the Company (as successor by merger to IAH Acquisition Corp. ) have entered into an employment agreement, dated as of February 26, 1997 (the "Employment Agreement") with the Pledgor pursuant to which, among other things, the Company has agreed to issue Series A Options and Series B Options (as defined in the 1997 Stock Option Plan (the "Plan") of the Parent) (such Series A Options and Series B Options together with any shares of stock issuable or issued with respect thereto referred to herein as the "Pledged Options"), to the Pledgor. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement, and the Pledgor hereunder is the "Executive" as such term is defined in the Employment Agreement;

     WHEREAS, the Pledgor is delivering to the Company a duly executed Secured Promissory Note (the "Note" and, together with any other such notes issued on, before or after the date hereof in connection with loans made to the Pledgor pursuant to the Employment Agreement, the "Notes") of the Pledgor in the principal amount of $_________ dated as of the date hereof;

     WHEREAS, the Pledgor wishes to grant further security and assurance to the Company in order to secure the payment of the Notes and all other amounts payable by the Pledgor thereunder or under this Pledge Agreement (including, without limitation, any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred by the Company in connection with any exercise of its rights under the Notes or hereunder) (hereinafter collectively referred to as the "Note Obligations") to pledge to the Company the Pledged Options, all as more particularly described herein;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Pledge.  As collateral security for the full and timely payment of the
          ------
Note Obligations, the Pledgor hereby delivers, deposits, pledges, transfers and assigns to the Company, and creates in the Company a security interest in all of the Pledgor's right, title and interest on and to, all Pledged Options (or shares of Common Stock issued or issuable upon exercise thereof) and all certificates evidencing the Pledged Options (or shares of Common Stock issued or issuable upon exercise thereof) and other instruments or documents evidencing the same now owned by the Pledgor and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Options or such shares.

The Pledged Options (together with any securities issued or issuable upon exercise thereof and any other securities or property delivered to the Pledgor pursuant to Section 2(b) hereof (the "Additional Securities")) are hereinafter collectively referred to as the "Pledged Securities".

     The Pledgor hereby delivers to the Company appropriate undated security transfer powers duly executed in blank for the Pledged Securities set forth above and will deliver appropriate undated security transfer powers duly executed in blank for the Pledged Securities to be pledged hereunder from time to time hereafter. The Pledgor further agrees, with respect to the Additional Securities, to deliver written notice to each issuer of an Additional Security of the pledge of such security to the Company.

     2.   Administration of Security.  The following provisions shall govern the
          --------------------------
administration of the Pledged Securities:

          (a) So long as no Event of Default has occurred and is continuing (as used herein, "Event of Default" shall mean the occurrence of any Event of Default as defined in the Note), the Pledgor shall be entitled to act with respect to the Pledged Securities in any manner not inconsistent with this Pledge Agreement, the Employment Agreement, the Note Obligations or any document or instrument delivered or to be delivered pursuant to or in connection with the Employment Agreement, including surrender of the Pledged Securities for purposes of exercising the options as provided in paragraph (b) below, and/or voting the Pledged Securities and receiving all cash distributions thereon and giving consents, waivers and ratifications in respect thereof.

          (b) If while this Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any debt or equity security certificate (including, without limitation, any certificates representing shares of stock received in connection with the exercise of any Pledged Option, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or right, whether as a dividend or distribution in respect of, in substitution of, or in exchange for any Pledged Securities, the Pledgor agrees to accept the same as the Company agent and to hold the same in trust on behalf of and for the benefit of the Company and to deliver the same forthwith to the Company in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated security transfer powers duly executed in blank, to be held by the Company, subject to the terms of this Pledge Agreement, as additional collateral security for the Note Obligations. Notwithstanding the foregoing, it is agreed that the Pledgor may exercise any option or right received as contemplated in the preceding sentence, and the Company will exercise any such option or right upon receipt of written instructions to that effect and any required payments or documents from the Pledgor, and the securities received upon such exercise of any such option or right shall thereafter be held by the Pledgor or the Company as contemplated by the preceding sentence.

          (c) The Pledgor shall immediately upon request by the Company and in confirmation of the security interests hereby created, execute and deliver to the Company such further instruments, deeds, transfers, assurances and agreements, in form and substance as the Company shall request, including any financing statements and amendments thereto, or any other documents, as required under applicable law to protect the security interests created hereunder.

          (d) Subject to any sale by the Company or other disposition by the Company of the Pledged Securities or other property pursuant to this Pledge Agreement and subject to Sections 5 and 6 below, the Pledged Securities shall be returned to the Pledgor upon payment in full of the Note Obligations.

     3.   Remedies in Case of an Event of Default.
          ---------------------------------------

          (a) In case an Event of Default shall have occurred and be continuing, the Company shall have in each case all of the remedies of a secured party under the Delaware

Uniform Commercial Code, and, without limiting the foregoing, shall have the right, in its sole discretion, to sell, resell, assign and deliver all or, from time to time, any part of the Pledged Securities, or any interest in or option or right to purchase any part thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except that the Company shall give ten days' notice to the Pledgor of the time and place of any sale pursuant to this Section 3), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Company shall, in its sole discretion, determine, the Pledgor hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any such sale the Company may bid for and purchase the whole or any part of the Pledged Securities so sold free from any such right or equity of redemption. The Company shall apply the proceeds of any such sale first to the payment of all costs and
                                    -----
expenses, including reasonable attorneys' fees, incurred by the Company in enforcing its rights under this Pledge Agreement and second to the payment of
                                                     ------
accrued and unpaid interest, if any, on the Notes and third to the payment of
                                                      -----
the unpaid principal of the Notes and all other unpaid Note Obligations, and the Pledgor shall continue to be liable for any deficiency.

          (b) The Pledgor recognizes that the Company may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), or in the rules and regulations promulgated thereunder or in applicable state securities or "blue sky" laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Securities were sold at public sale, and agrees that the Company has no obligation to delay the sale of the Pledged Securities for the period of time necessary to permit the registration of the Pledged Securities for public sale under the Securities Act and under applicable state securities or "blue sky" laws. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

          (c) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by the Company pursuant to this Section 3 of the Pledged Securities, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use his best efforts to secure the same.

          (d) Neither failure nor delay on the part of the Company to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     4.   Pledgor's Obligations Not Affected.  The obligations of the Pledgor
          ----------------------------------
under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any subordination, amendment or modification of or addition or supplement to the Employment Agreement or the Note Obligations, or any assignment or transfer of any thereof; (b) any exercise or non-exercise by the Company of any right, remedy, power or privilege under or in respect of this Pledge Agreement, the Employment Agreement or the Note Obligations, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Pledge Agreement, the Employment Agreement or the Note Obligations, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Company, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     5.   No Disposition by Pledgor.  The Pledgor will not sell, assign,
          -------------------------
transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber (collectively, a "Disposition") the Pledged Securities or any interest therein.

     6.   Attorney-in-Fact.  The Company is hereby appointed the attorney-in-
          ----------------
fact of the Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Company reasonably may deem necessary or advisable to accomplish the purposes hereof, including without limitation, the execution of the applications and other instruments described in Section 3(c) hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

     7.   Termination.  Upon payment in full of the principal of and accrued and
          -----------
unpaid interest on the Note Obligations and upon the due performance of and compliance with all the provisions of the Note Obligations, this Pledge Agreement shall terminate and the Pledgor shall be entitled to the return of such of the Pledged Securities as have not theretofore been sold, released pursuant to Sections 5 and 6 hereof or otherwise applied pursuant to the provisions of this Pledge Agreement.

     8.   Notices.  All notices or other communications required or permitted to
          -------
be given hereunder shall be delivered as provided in the Employment Agreement.

     9.   Binding Effect, Successors and Assigns.  This Pledge Agreement shall
          --------------------------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Pledge Agreement.

     10.  Miscellaneous.  The Company and its assigns shall have no obligation
          -------------
in respect of the Pledged Securities, except to hold and dispose of the same in accordance with the terms of this Pledge Agreement. Neither this Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Pledge Agreement shall be binding upon the heirs, representatives, successors and permitted assigns of the Pledgor. The captions in this Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof. This Pledge Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

     In witness whereof, the parties hereto have caused this Pledge Agreement to be executed and delivered as of the date first above written.

                                   IRON AGE CORPORATION


                                   By____________________________
                                     Title:


                                   PLEDGOR


                                   ______________________________
                                   Donald R. Jensen